UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2005

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

Interboro Institute, Inc. entered into a First Amendment to Lease, dated as of July 14, 2005, with Getty Square Partners LLC amending the lease dated as of September 1, 2004 as supplemented by letter agreement dated August 18, 2004 (collectively, the “Lease”).

The terms of the Lease are summarized below:

•	The premises are a portion of the 7th floor and, as a result of the First Amendment, are now also the entire 8th floor of 30 South Broadway, Yonkers, New York.

•	As a result of the First Amendment, the space leased by Interboro is increasing from approximately 6,000 to approximately 17,000 square feet.

•	The Lease expires August 31, 2014, subject to two five-year renewal terms.

•
Rent is currently $85,000 per year and will increase to $254,000 per year the later of September 1, 2005 and the date the build out of the 8th floor by the landlord is substantially complete. Thereafter, the rent increases in increments to $311,600 for the year ending August 31, 2014.

•	Build out costs are paid by landlord and there are penalties for not completing the build out by September 9, 2005.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information in Item 1.01 of this Report is incorporated in this Item by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1 (a) --	Loft Lease dated as of September 1, 2004 between Getty Square Partners LLC and Interboro Institute, Inc.

10.1 (b) --	Letter agreement dated August 18, 2004 between Getty Square Partners LLC and Interboro Institute, Inc.

10.1 (c) --	First Amendment to Lease dated as of July 14, 2005 between Getty Square Partners LLC and Interboro Institute, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: July 18, 2005	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1 (a) --	Loft Lease dated as of September 1, 2004 between Getty Square Partners LLC and Interboro Institute, Inc.

10.1 (b) --	Letter agreement dated August 18, 2004 between Getty Square Partners LLC and Interboro Institute, Inc.

10.1 (c) --	First Amendment to Lease dated as of July 14, 2005 between Getty Square Partners LLC and Interboro Institute, Inc.